UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

VIATRIS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39695	83-4364296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard, Canonsburg, Pennsylvania, 15317

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Viatris Inc. (the “Company”) will hold its 2021 annual meeting of stockholders (the “2021 Annual Meeting”) on December 10, 2021. Further details about the 2021 Annual Meeting, including the time and location, will be set forth in the Company’s 2021 proxy statement.

The Amended and Restated Bylaws of Viatris Inc. (the “Bylaws”) contain advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of stockholders. For the 2021 Annual Meeting, any stockholder notice for this purpose must be delivered to the attention of the Secretary at the principal executive offices of the Company (1000 Mylan Boulevard, Canonsburg, PA 15317) not earlier than the close of business on July 16, 2021 and not later than the close of business on August 15, 2021 (the 120th and 90th day, respectively, prior to November 13, 2021, the first anniversary of last year’s election of directors by Pfizer Inc., the Company’s then sole stockholder) and must otherwise comply with the applicable requirements in the Bylaws. The Bylaws are available on our website at https://www.viatris.com/en/About-Us/Corporate-Governance.

If a stockholder wishes to submit a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, such proposal must be received by the Company at its principal executive offices to the attention of the Secretary no later than July 19, 2021 and such stockholder must otherwise comply with the requirements of Rule 14a-8 in order for the proposal to be considered for inclusion in the Company’s 2021 proxy statement and proxy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIATRIS INC.

Date: June 17, 2021	By:	/s/ Sanjeev Narula
Sanjeev Narula
Chief Financial Officer